EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the second amended Annual Report (the "Second Amended Report") on Form 10-K/A of First National Energy Corporation, a Nevada corporation (the "Registrant"), for the year ending December 31, 2009, as filed with the Securities and Exchange Commission on this date, I, Peter Wanner, as Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Second Amended Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Second Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 20, 2011	By:	/s/ Peter Wanner
Peter Wanner

This certification accompanies each Second Amended Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.